[Varma and Associates Letterhead]








May  18,  2001


Securities  and  Exchange  Commission
450  Fifth  Street  N.W.
Washington,  D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K dated May 18, 2001 for the event that occurred on May 17, 2001, to be filed by our former client, E-REX, INC. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very  truly  yours,

/s/  Varma  and  Associates
____________________________
Varma  and  Associates



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